News Release

Cenveo Announces First Quarter 2015 Results

Net Sales of $475.1 million
Operating Income of $18.2 million in Q1 2015, up 80.6% from Q1 2014
Adjusted EBITDA of $38.7 million in Q1 2015, up 5.2% from Q1 2014
Extinguished $22.6 million of the 11.5% Notes year to date, $15.8 million during Q1 2015
Reaffirms full year 2015 financial guidance

STAMFORD, CT – (May 6, 2015) – Cenveo, Inc. (NYSE: CVO) today announced results for the three months ended March 28, 2015.

Robert G. Burton, Sr., Chairman and Chief Executive Officer stated:
"We are very pleased with the performance of our operations during the first quarter of 2015, in which we achieved significant improvement in operating income and Adjusted EBITDA, despite the severe weather that we experienced. The stronger performance was primarily driven by our envelope operations, which are now benefiting from efficiencies realized from last year's National Envelope integration. We also saw steady operational performances out of our print group as well as our label and packaging group. Additionally, we have improved our capital structure by extinguishing over $22.6 million of the 11.5% notes to date in 2015, leaving the current remaining balance under $200 million."

The Company generated net sales of $475.1 million for the three months ended March 28, 2015, compared to $490.1 million for the same period last year, a decline of 3.1%. The decline in net sales is attributable to the consolidation of several envelope facilities during the second half of 2014 in connection with the accelerated integration of the National Envelope assets with our existing operations and two new facilities. Excluding the estimated impacts of the integration, we believe our envelope group net sales were up modestly, which is primarily attributable to product mix and pricing improvements, offset by volume declines.

Operating income was $18.2 million for the three months ended March 28, 2015, compared to operating income of $10.1 million for the same period last year. Operating income in 2014 was impacted by expenses associated with the closure and consolidation of several envelope facilities related to the integration of the

National Envelope assets, which has resulted in significant margin improvement and operating efficiencies in 2015. Non-GAAP operating income was $23.8 million for the three months ended March 28, 2015, compared to $20.2 million for the same period last year. A reconciliation of operating income to non-GAAP operating income is presented in the attached tables.

For the three months ended March 28, 2015, the Company had a loss from continuing operations of $7.6 million, or $0.11 per diluted share, compared to a loss of $16.8 million, or $0.25 per diluted share, for the same period last year. Non-GAAP loss from continuing operations was $1.8 million, or $0.03 per diluted share, for the three months ended March 28, 2015, as compared to non-GAAP loss from continuing operations of $7.7 million, or $0.12 per diluted share, for the same period last year. A reconciliation of loss from continuing operations to non-GAAP loss from continuing operations is presented in the attached tables.

Adjusted EBITDA for the three months ended March 28, 2015, was $38.7 million, compared to Adjusted EBITDA of $36.8 million for the same period last year. A reconciliation of net loss to Adjusted EBITDA is presented in the attached tables.

Cash flow used by operating activities of continuing operations for the three months ended March 28, 2015, was $7.4 million, compared to a use of cash of $3.4 million for the same period last year. The use of cash in the current year is primarily due to excess cash-on-hand offsetting outstanding checks, and therefore classified as a reduction of accounts payable, due to the Company having no prime rate borrowings outstanding under the ABL facility that could be paid down as of the quarter end. The excess cash-on-hand was primarily due to a source of cash from accounts receivables due to the timing of collections from and sales to our customers, an improving operating platform and continued working capital improvements.

Robert G. Burton, Sr., Chairman and Chief Executive Officer concluded:
"As we begin the second quarter of 2015, we will look to continue executing our plan of improving margins, driving stronger cash flow and paying down our higher cost debt. We have begun to see the benefits of our prior year integration activities in our envelope operations, as we achieved margin improvement during the quarter, and we are optimistic the trend will continue throughout the remainder of the year. Given the progress we made during the first quarter and the momentum that we are seeing in the business, we reaffirm our 2015 full year financial guidance that was given on our last conference call."

Conference Call:
Cenveo will host a conference call tomorrow, Thursday, May 7, 2015 at 9:00 a.m. Eastern Time. The conference call will be available via webcast, which can be accessed via the Internet at www.cenveo.com.

Cenveo, Inc. and Subsidiaries Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (in thousands, except per share data) (unaudited)

	For the Three Months Ended
	March 28, 2015	March 29, 2014
Net sales	$475,105	$490,119
Cost of sales	397,888	415,157
Selling, general and administrative expenses	52,261	55,494
Amortization of intangible assets	2,407	3,449
Restructuring and other charges	4,354	5,947
Operating income	18,195	10,072
Interest expense, net	25,692	27,910
Loss on early extinguishment of debt, net	433	18
Other income, net	(217)	(509)
Loss from continuing operations before income taxes	(7,713)	(17,347)
Income tax benefit	(66)	(560)
Loss from continuing operations	(7,647)	(16,787)
(Loss) income from discontinued operations, net of taxes	(32)	953
Net loss	(7,679)	(15,834)
Other comprehensive income (loss):
Changes in pension and other employee benefit accounts, net of taxes	1,342	480
Currency translation adjustment	(1,330)	88
Comprehensive loss	$(7,667)	$(15,266)

(Loss) income per share – basic:
Continuing operations	$(0.11)	$(0.25)
Discontinued operations	—	0.01
Net loss	$(0.11)	$(0.24)

(Loss) income per share – diluted:
Continuing operations	$(0.11)	$(0.25)
Discontinued operations	—	0.01
Net loss	$(0.11)	$(0.24)

Weighted average shares outstanding:
Basic	67,746	66,336
Diluted	67,746	66,336

Cenveo, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	For the Three Months Ended
	March 28, 2015	March 29, 2014
Cash flows from operating activities:
Net loss	$(7,679)	$(15,834)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of discontinued operations, net of taxes	—	(845)
Loss (income) from discontinued operations, net of taxes	32	(108)
Depreciation and amortization, excluding non-cash interest expense	14,688	16,061
Non-cash interest expense, net	2,472	2,418
Deferred income taxes	(266)	(852)
Loss (gain) on sale of assets	684	(2)
Non-cash restructuring and other charges, net	2,491	2,609
Loss on early extinguishment of debt, net	433	18
Stock-based compensation provision	132	836
Other non-cash charges	803	735
Changes in operating assets and liabilities, excluding the effects of acquired businesses:
Accounts receivable	9,136	7,382
Inventories	(4,946)	(11,130)
Accounts payable and accrued compensation and related liabilities	(13,157)	2,654
Other working capital changes	(10,263)	(2,004)
Other, net	(1,966)	(5,361)
Net cash used in operating activities of continuing operations	(7,406)	(3,423)
Net cash used in operating activities of discontinued operations	(38)	(1,658)
Net cash used in operating activities	(7,444)	(5,081)
Cash flows from investing activities:
Capital expenditures	(6,059)	(8,975)
Purchase of investment	—	(2,000)
Proceeds from sale of property, plant and equipment	573	162
Net cash used in investing activities of continuing operations	(5,486)	(10,813)
Net cash provided by investing activities of discontinued operations	—	1,018
Net cash used in investing activities	(5,486)	(9,795)
Cash flows from financing activities:
Payment of financing related costs and expenses and debt issuance discounts	(1,162)	(2,330)
Repayments of other long-term debt	(1,472)	(1,569)
Repayment of 11.5% senior notes due 2017	(15,776)	—
Purchase and retirement of common stock upon vesting of RSUs	(141)	(252)
Repayment of 15% Unsecured Term Loan due 2017	—	(600)
Repayment of Term Loan Facility due 2017	—	(900)
Borrowings under ABL Facility due 2017	141,300	156,400
Repayments under ABL Facility due 2017	(111,100)	(135,600)
Net cash provided by financing activities	11,649	15,149
Effect of exchange rate changes on cash and cash equivalents	(873)	(64)
Net (decrease) increase in cash and cash equivalents	(2,154)	209
Cash and cash equivalents at beginning of period	14,593	11,329
Cash and cash equivalents at end of period	$12,439	$11,538

Cenveo, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (in thousands)

	March 28, 2015	December 27, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,439	$14,593
Accounts receivable, net	271,409	281,898
Inventories	141,553	137,010
Prepaid and other current assets	46,851	50,406
Assets of discontinued operations - current	12	8
Total current assets	472,264	483,915

Property, plant and equipment, net	275,428	282,408
Goodwill	185,590	185,849
Other intangible assets, net	155,254	157,704
Other assets, net	46,971	48,015
Total assets	$1,135,507	$1,157,891

Liabilities and Shareholders’ Deficit
Current liabilities:
Current maturities of long-term debt	$4,467	$4,355
Accounts payable	219,130	232,184
Accrued compensation and related liabilities	36,987	37,125
Other current liabilities	76,483	87,221
Liabilities of discontinued operations - current	68	70
Total current liabilities	337,135	360,955

Long-term debt	1,246,274	1,229,984
Other liabilities	192,449	199,627
Commitments and contingencies
Shareholders’ deficit:
Preferred stock	—	—
Common stock	678	677
Paid-in capital	370,218	370,228
Retained deficit	(913,062)	(905,383)
Accumulated other comprehensive loss	(98,185)	(98,197)
Total shareholders’ deficit	(640,351)	(632,675)
Total liabilities and shareholders’ deficit	$1,135,507	$1,157,891

Cenveo, Inc. and Subsidiaries Reconciliation of Operating Income to Non-GAAP Operating Income (in thousands) (unaudited)

	For the Three Months Ended
	March 28, 2015	March 29, 2014

Operating income	$18,195	$10,072
Integration, acquisition and other charges	1,100	3,337
Stock-based compensation provision	132	836
Restructuring and other charges	4,354	5,947
Non-GAAP operating income	$23,781	$20,192

Cenveo, Inc. and Subsidiaries Reconciliation of Loss from Continuing Operations to Non-GAAP Loss from Continuing Operations and Related Per Share Data (in thousands, except per share data) (unaudited)

	For the Three Months Ended
	March 28, 2015	March 29, 2014

Loss from continuing operations	$(7,647)	$(16,787)
Integration, acquisition and other charges	1,100	3,337
Stock-based compensation provision	132	836
Restructuring and other charges	4,354	5,947
Loss on early extinguishment of debt, net	433	18
Income tax benefit	(204)	(1,089)
Non-GAAP loss from continuing operations	$(1,832)	$(7,738)

(Loss) income per share – diluted:
Continuing operations	$(0.11)	$(0.25)
Integration, acquisition and other charges	0.01	0.05
Stock-based compensation provision	—	0.01
Restructuring and other charges	0.06	0.09
Loss on early extinguishment of debt, net	0.01	—
Income tax benefit	—	(0.02)
Non-GAAP loss from continuing operations	$(0.03)	$(0.12)

Weighted average shares - diluted	67,746	66,336

Cenveo, Inc. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (in thousands) (unaudited)

	For the Three Months Ended
	March 28, 2015	March 29, 2014

Net loss	$(7,679)	$(15,834)
Interest expense, net	25,692	27,910
Income tax benefit	(66)	(560)
Depreciation	12,281	12,612
Amortization of intangible assets	2,407	3,449
Integration, acquisition and other charges	1,100	3,337
Stock-based compensation provision	132	836
Restructuring and other charges	4,354	5,947
Loss on early extinguishment of debt, net	433	18
Loss (income) from discontinued operations, net of taxes	32	(953)
Adjusted EBITDA, as defined	$38,686	$36,762

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In addition to results presented in accordance with accounting principles generally accepted in the U.S. ("GAAP"), we use certain non-GAAP financial measures, including organic revenue growth, Adjusted EBITDA, non-GAAP loss from continuing operations, non-GAAP operating income, non-GAAP operating income margin, and adjusted free cash flow. Non-GAAP operating income is defined as operating income excluding integration, acquisition and other charges, stock-based compensation provision, and restructuring and other charges. Non-GAAP operating income margin is calculated by dividing non-GAAP operating income into net sales. Non-GAAP loss from continuing operations excludes integration, acquisition and other charges, stock-based compensation provision, impairment of intangible assets, gain on bargain purchase, restructuring and other charges, loss on early extinguishment of debt, net, and an adjustment to income taxes to reflect an estimated cash tax rate. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, integration, acquisition and other charges, stock-based compensation provision, restructuring and other charges, impairment of intangible assets, gain on bargain purchase, loss on early extinguishment of debt, net, and income from discontinued operations, net of taxes. Adjusted free cash flow is defined as Adjusted EBITDA less cash interest, cash taxes, and capital expenditures, net of proceeds from the sale of plant, property and equipment. Organic revenue growth is defined as the growth in net sales, after adjusting for the estimated impact of acquisitions. These are non-GAAP financial measures, as defined herein, and should be read in conjunction with GAAP financial measures. A reconciliation of loss from continuing operations to non-GAAP loss from continuing operations, operating income to non-GAAP operating income, and net loss to Adjusted EBITDA is presented in the attached tables. These non-GAAP financial measures are not presented as an alternative to cash flows from continuing operations, as a measure of our liquidity or as an alternative to reported net loss as an indicator of our operating performance. The non-GAAP financial measures as used herein may not be comparable to similarly titled measures reported by competitors.

We believe the use of Adjusted EBITDA, non-GAAP loss from continuing operations, non-GAAP operating income, non-GAAP operating income margin and adjusted free cash flow along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value. Adjusted EBITDA is also a useful tool in evaluating the core operating results of the Company given the significant variation that can result from, for example, the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets’ lives. We also use Adjusted EBITDA internally to evaluate the operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities. The non-GAAP financial measures included in this press release are reconciled to their most directly comparable GAAP financial measures in the tables included herein.

Cenveo (NYSE: CVO), world headquartered in Stamford, Connecticut, is a leading global provider of print and related resources, offering world-class solutions in the areas of custom boxes, custom labels, shrink sleeve labels, envelopes, commercial print, content management and publisher solutions. The company provides a one-stop offering through services ranging from design and content management to fulfillment and distribution. With a worldwide distribution platform, we pride ourselves on delivering quality solutions and service every day for our more than 100,000 customers. For more information please visit us at www.cenveo.com.
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Statements made in this release, other than those concerning historical financial information, may be considered "forward-looking statements," which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. In view of such uncertainties, investors should not place undue reliance on our forward-looking statements. Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors which could cause actual results to differ materially from management’s expectations include, without limitation: (i) recent United States and global economic conditions have adversely affected us and could continue to do so; (ii) our substantial level of indebtedness could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings available to us which could further exacerbate our risk exposure from debt; (vi) our ability to successfully integrate acquired businesses with our business; (vii) a decline in our consolidated profitability or profitability within one of our individual reporting units could result in the impairment of our assets, including goodwill and other long-lived assets; (viii) the industries in which we operate our business are highly competitive and extremely fragmented; (ix) a general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (x) factors affecting the United States postal services impacting demand for our products; (xi) the availability of the Internet and other electronic media adversely affecting our business; (xii) increases in paper costs and decreases in the availability of raw materials; (xiii) our labor relations; (xiv) our compliance with environmental laws; (xv) our dependence on key management personnel; (xvi) any failure, interruption or security lapse of our information technology systems; and (xvii) statutory requirements that share repurchases are subject to certain asset sufficiency standards. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at www.cenveo.com.

Inquiries from analysts and investors should be directed to Ayman Zameli at (203) 595-3063.